SECOND AMENDMENT TO
ALON USA ENERGY, INC.
RESTRICTED STOCK AWARD AGREEMENT
WHEREAS, Shai Even (the “Participant”) is an employee of Alon USA Energy, Inc., a Delaware corporation (the “Company”) or one of its Subsidiaries, and a Participant within the meaning of the Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan (the “Plan”);
WHEREAS, a grant of restricted shares evidenced by that certain Restricted Stock Award Agreement by and between the Company and Participant, dated May 10, 2011 (as previously amended, the “Agreement”);
WHEREAS, an amendment to the Agreement, by and between the Company and Participant, was entered into effective dated May 10, 2011 (the “First Agreement”);
WHEREAS, a Change of Control (as defined in the Agreement) has occurred and pursuant to Section 3(b), Participant has the right to resign within the 6-month period thereafter and cause the immediate vesting of all nonvested Restricted Shares;
WHEREAS, the Company and Participant hereby agree to further amend the Agreement as follows:
1.    Terms not defined in this Second Amendment to Restricted Stock Award Agreement (this “Second Amendment”) have the meanings set forth in the Agreement.
2.    Section 3(b) of the Agreement is hereby amended and restated in its entirety as follows:
(b)Full Vesting Upon Certain Events. Notwithstanding the provisions of Section 3(a), the Participant will acquire a vested interest in, and the restrictions on voting and the right to receive dividends set forth in Section 1(b) and the restrictions on transfer set forth in Section 2 will lapse with respect to, all of the granted but nonvested Restricted Shares in the event of (i) the involuntary termination (including disability or death) of the Participant’s employment with the Company and its Subsidiaries for any reason, including for Cause, or (ii) the voluntary termination of the Participant’s employment with the Company and its Subsidiaries by the Participant, with or without Good Reason.
3.    Section 3(c) of the Agreement is hereby deleted in its entirety.
4.    Except as may be specifically modified herein, the terms and conditions of the Agreement remain in full force and effect, unaffected by the execution and delivery of this Second Amendment.

The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and the Agreement, as amended by this Second Amendment, such amendment to become effective this July 23, 2015.
ALON USA ENERGY, INC.

By /s/ Paul Eisman
Name: Paul Eisman
Title: President
ACCEPTED:

/s/ Shai Even
Signature of Participant

IRREVOCABLE STOCK POWER
_______________________________
FOR VALUE RECEIVED, Shai Even (the “Undersigned”, whether one or more) hereby sells, assigns and irrevocably transfers to Alon USA Energy, Inc. (the “Company”), ________________ shares of common stock of the Company, represented by certificate number(s) _____ inclusive, standing in the name of the Undersigned on the books of said Company.
The Undersigned hereby irrevocably constitutes and appoints ______________________ attorney to transfer the said shares on the books of the Company, with full power of substitution in the premises.
Power is given to the holder hereof to fill in any and all blanks in this instrument.
The Undersigned ratifies and confirms all acts that said attorney or any substitute(s) under this power shall lawfully do by virtue hereof.

IMPORTANT
The signature(s) to this power must correspond with the name(s) as written upon the face of the certificate(s) in every particular without alteration.

DATED: ____________________

Shai Even

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